Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

1)
Registration Statement (Form S-3 No. 333-283359) (Pre-Effective Amendment to. 1 to Form S-1 on Form S-3) of Palladyne AI Corp.,
2)
Registration Statement (Form S-8 No. 333-283357) of Palladyne AI Corp. pertaining to the 2024 Inducement Equity Incentive Plan of Palladyne AI Corp.,
3)
Registration Statement (Form S-8 No. 333-261553) pertaining to the Sarcos Technology and Robotics Corporation 2021 Equity Incentive Plan; Sarcos Technology and Robotics Corporation 2021 Employee Stock Purchase Plan; and Sarcos Corp. 2015 Equity Incentive Plan of Sarcos Technology and Robotics Corporation.,
4)
Registration Statement (Form S-8 No. 333-264500) pertaining to the RE2, Inc. 2005 Stock Option Plan Amended and Restated (5-7-07); and RE2, Inc. Stock Incentive Plan of 2014 of Sarcos Technology and Robotics Corporation.,
5)
Registration Statement (Form S-3 No. 333-268399) of Sarcos Technology and Robotics Corporation,
6)
Registration Statement (Form S-3 No. 333-264952) (Post-Effective Amendment No. 1 to Form S-1 on Form S-3) of as Sarcos Technology and Robotics Corporation., and
7)
Registration Statement (Form S-3 No. 333-260296) (Post-Effective Amendment No. 2 to Form S-1 on Form S-3) of Sarcos Technology and Robotics Corporation;

of our report dated February 28, 2024, except for Note 13, as to which the date is February 20, 2025, with respect to the consolidated financial statements of Palladyne AI Corp., formerly known as Sarcos Technology and Robotics Corporation, included in this Annual Report (Form 10-K) of Palladyne AI Corp., formerly known as Sarcos Technology and Robotics Corporation, for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Salt Lake City, Utah

February 20, 2025